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                                                                    Exhibit 99.1

[LOGO]                     [LOGO] Virginia
Virginia Financial                Commonwealth
Corporation                       Financial
                                  Corporation


For further information, please contact:

Virginia Financial:      Harry V. Boney, Jr. (540) 885-1232
Virginia Commonwealth:   Jeffrey W. Farrar (540) 829-1603

VIRGINIA FINANCIAL CORPORATION AND VIRGINIA COMMONWEALTH FINANCIAL CORPORATION COMPLETE MERGER TO BECOME VIRGINIA FINANCIAL GROUP, INC.

Culpeper and Staunton, VA. - January 22, 2001 ----- Virginia Financial Corporation and Virginia Commonwealth Financial Corporation today announced they have formally completed their merger of equals to create Virginia Financial Group, Inc. The company will trade under the ticker symbol VFGI on the NASDAQ National Market beginning today.

The combined company is the third largest independent bank holding company in the Commonwealth of Virginia with total assets of approximately $1.04 billion. The combined company also represents the fourth largest independent trust company based on assets managed of approximately $448.8 million. The Company offers its customers superior customer service in community bank fashion, including retail and corporate banking, asset and wealth management, securities brokerage and mortgage services.

Harry V. Boney, Jr., Chairman of Virginia Financial Group, Inc., said, "I am thrilled for us to announce the culmination of significant efforts on the part of our directors, management teams, and loyal support of our stockholders. We are excited about planning ways for our combined company to provide services even more effectively than in the past and realize the enormous potential for our new company. We believe that this transaction will be virtually "invisible" to our customers, who will be banking with the same good people and in the same locations as before."

"We have an opportunity here to be the premier Virginia-based bank holding company, and our success lies in the deliberate integration of our two companies in a way that serves the best interest of our customers and creates value for our stockholders," said O.R. (Ed) Barham, Jr., President and CEO of Virginia Financial Group, Inc. "We have already
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established excellent industry chemistry between the respective boards and management groups, and are excited about the challenges that lay ahead. Integration planning teams formed approximately six months ago and continue to explore and implement new marketing opportunities, best practices and identify efficiencies."

"We believe that together we will be able to strengthen the long-standing tradition of community service and leadership that both of our companies have. We share a commitment to the communities we serve, and that commitment will be strengthened by this merger," concluded Barham.

The combined company will be the holding company for: Planters Bank & Trust Company of Virginia-in Staunton, Second Bank & Trust-in Culpeper, Virginia Heartland Bank-in Fredericksburg, Caroline Savings Bank- in Bowling Green, and Virginia Commonwealth Trust Company-in Culpeper. The organization will have a network of twenty-nine branches serving a contiguous market through the Shenandoah Valley and central and northern central Virginia. The Company will have dual headquarters in Staunton and Culpeper, Virginia.

As a result of the merger, shareholders of Virginia Commonwealth (VCFC) will receive 1.4391 shares of Virginia Financial Group common stock in a tax-free exchange for each share of Virginia Commonwealth stock. VCFC shareholders will receive information about the exchange of shares in the near future. Each share of common stock of Virginia Financial outstanding before the effective date will be exchanged for a share of Virginia Financial Group and remain outstanding.

                                 *************

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by their reference to future periods and include, without limitation, those statements relating to the anticipated effects of the merger. Other factor's that may cause Virginia Financial Group, Inc. results to differ materially from those described in the forward-looking statements can be found in Virginia Financials and Virginia Commonwealth's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission.

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